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                                                               EXHIBIT 99.AOO


NO. 3                                                              $7,500,000.00

                             CAROLCO PICTURES INC.
               7% CONVERTIBLE SUBORDINATED NOTE DUE JUNE 30, 2006

                                    SERIES A

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

         CAROLCO PICTURES INC., a Delaware corporation (together with any successor corporation under the Indenture hereinafter referred to as the "Company"), for value received, promises to pay to CINEPOLE PRODUCTIONS B.V. or registered assigns, the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS AND NO CENTS ($7,500,000.00) on June 30, 2006.

         Interest Payment Dates:                   December 30 and June 30
         Record Dates:                             December 15 and June 15

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth in this place.

         IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                          CAROLCO PICTURES INC.


                                          By     /s/  WILLIAM SHPALL
                                             ---------------------------------

                                          Title: EXEC. VICE PRESIDENT AND CFO


Attest:


By      /s/  ROBERT W. GOLDSMITH
   ------------------------------------
                  Secretary

Date:  December 30, 1994
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                             [REVERSE OF SECURITY]

                             CAROLCO PICTURES INC.

                          7% CONVERTIBLE SUBORDINATED
                             NOTE DUE JUNE 30, 2006

         1       Interest.

                 Carolco Pictures Inc., a Delaware corporation (together with any successor corporation under the Indenture hereinafter referred to as the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

                 The Company will pay interest semi-annually on December 30 and June 30 of each year, (each such date, an "Interest Payment Date") commencing on the first Interest Payment Date following the Issue Date. Interest on this Security will accrue from the Issue Date of the Security or from the most recent date to which interest has been paid. The Company shall pay interest on overdue principal and, to the extent permitted by law, on overdue installments of interest at the rate per annum borne by this Security. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2       Method of Payment.

                 The Company will pay interest on this Security (except defaulted interest paid after the grace period provided for the payment of such interest in Section 8.1(a) of the Indenture) to the Person who is the registered Holder of this Security at the close of business on the December 15 or June 15, as the case may be, next preceding each Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may mail an interest check to the Holder's registered address. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         3       Paying Agent, Registrar.

                 Initially, American Stock Transfer & Trust Company (the "Trustee") will act as Paying Agent, Conversion Agent and Registrar at its office in 40 Wall Street, New York, New York. The Company may change any Paying Agent, Conversion Agent or Registrar without notice but shall maintain the Registrar, a Paying Agent and Conversion Agent in the Borough of Manhattan, the City of New York. The Company or any of its Subsidiaries may act as Paying Agent, Conversion Agent and/or Registrar.





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         4       Indenture.

                 The Company issued the Securities in one or more series under an Indenture dated as of October 14, 1994 (the "Indenture") between the Company and the Trustee. Unless otherwise defined herein, terms used herein which are defined in the Indenture shall have the meanings given thereto in the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section Section 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Securities are general unsecured subordinated obligations of the Company limited to an initial aggregate principal amount of fifty million dollars ($50,000,000).

         5       Optional Redemption.  The Company may redeem the Securities at any time on or after January 1, 1997 in whole or from time to time in part in cash at a redemption price equal to 100% of the principal amount of Securities outstanding, plus accrued and unpaid interest to the redemption date. If the redemption date is subsequent to a Regular Record Date with respect to any Interest Payment Date and on or prior to such Interest Payment Date, then such accrued interest will be paid to the Person in whose name this Security is registered at the close of business on such Regular Record Date and to no other Person.

         6       Conversion at the Election of the Company.

                 The Company may elect to convert all (but not part) of the Securities outstanding at any time before the close of business on the Maturity Date and after the date upon which the average of the Quoted Prices of the Common Stock for any 20 days during a period of 30 consecutive trading days equals or exceeds 250% of the amount obtained by dividing 1,000 by the Conversion Rate (as defined below). The Company shall provide the Trustee and the Registrar with written notice of its election to convert the Securities pursuant to the foregoing sentence and of the date selected by the Company for such conversion (the "Company Conversion Date") at least five (5) Business Days prior to the Company Conversion Date (the "Company Conversion Notice").

                 The initial conversion rate is 1,333.33 shares of Common Stock for each $1,000 principal amount of Security and each $1,000 of accrued and unpaid interest through the Company Conversion Date. The conversion rate is subject to adjustment in certain events described in the Indenture (the initial conversion rate as so adjusted, the "Conversion Rate"). No fractional shares will be issued upon conversion, but instead, the Company will deliver cash or a check in lieu of any fractional share of Common Stock. For purposes of determining the amount of cash due a Holder upon conversion at the election of the Company in lieu of fractional shares of Common Stock, each share of Common Stock shall be deemed to have a value of $0.75, subject to adjustment in an amount corresponding to any adjustment to the Conversion Rate.





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                 The Company shall mail, or shall cause the Trustee to mail, within five (5) Business following its receipt of written notice of the Company Conversion Notice, a notice of conversion to each Security Holder. Such notice of conversion shall state (1) the Company Conversion Date, (2) the Conversion Rate at such date, (3) the name and address of the Conversion Agent, (4) that the Securities of such Holder must be surrendered to the Conversion Agent in order to obtain the shares of Common Stock issuable upon conversion, (5) that each Holder of a Security must complete and manually sign the conversion notice on the back of the Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (6) that each Holder of a Security must furnish appropriate endorsements and transfer documents if required by the Conversion Agent, and (7) that, unless the Company fails to deliver a sufficient number of shares of Common Stock and sufficient cash in lieu of fractional shares to effect the conversion, interest on the Securities shall cease to accrue on and after the Company Conversion Date. The failure of the Company to give notice of conversion to a Security Holder or any defect in such notice shall not affect the validity of the conversion of the Securities on the Company Conversion Date.

                 Once notice of conversion has been mailed and sufficient shares of Common Stock and sufficient cash in lieu of fractional shares of Common Stock have been deposited with the Conversion Agent, the Securities shall, without further action, automatically convert to shares of Common Stock at the Conversion Rate and, notwithstanding that any Securities shall not have been surrendered to the Conversion Agent, from and after the Company Conversion Date, interest shall cease to accrue on the Securities, the Securities shall no longer be deemed outstanding and the Company shall have no further obligation with respect to the Securities so converted.

                 The Company shall pay any and all documentary, stamp or similar transfer taxes due upon the issue and transfer of shares of Common Stock in connection with the conversion of the Securities pursuant to this paragraph.

         7       Conversion Privilege.

                 A Holder of this Security may elect to convert this Security into Common Stock of the Company at any time before the close of business on the Maturity Date; provided that if such Security is called for redemption the Holder may convert it only until the close of business on the redemption date. The number of shares of Common Stock issuable upon such conversion shall for each $1,000 of principal amount of a Security be equal to the Conversion Rate then in effect. This Security may be converted in whole or in part.

                 To convert this Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Registrar and the Conversion Agent, (2) surrender this Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar, the Conversion





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Agent, the Company or the Trustee, and (4) pay any transfer or similar tax, if required.

                 On conversion of this Security, all accrued but unpaid interest to the Optional Conversion Date with respect to the converted Security shall be paid in cash.

                 The Conversion Rate is subject to adjustment as set forth in the Indenture upon the occurrence of certain events. However, no adjustment need be made in certain cases.

                 No fractional shares will be issued on conversion, but instead, the Company will deliver cash or a check in lieu of any fractional share of Common Stock. For purposes of determining the amount of cash due the Holder upon conversion of this Security in lieu of fractional shares of Common Stock, each share of Common Stock shall be deemed to have a value of $0.75, subject to adjustment in an amount corresponding to any adjustment to the Conversion Rate.

         8       Restrictive Covenants.

                 The Indenture imposes certain limitations on the ability of the Company and its subsidiaries to, among other things, make payments in respect of its Common Stock, merge into or consolidate with any other person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions.

         9       Subordination.

                 The Securities are subordinated in right of payment, in the manner and to the extent provided in the Indenture, to the prior payment in full payment in cash or cash equivalents of Senior Indebtedness whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed and are subject to rights of recoupment of holders of Senior Indebtedness. Each Holder by accepting a Security agrees to such subordination and authorizes the Trustee to give it effect.

         10.     Denominations, Transfer, Exchange.

                 The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. In connection therewith, the Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security previously selected for redemption.





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

         11.     Persons Deemed Owners.

                 The registered Holder of a Security may be treated as the owner of the Security for all purposes whether or not the Security may be overdue, and neither the Company, the Trustee nor any Agent shall be affected by notice to the contrary.

         12.     Unclaimed Money.

                 If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

         13.     Amendment, Supplement, Waiver.

                 Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Securities, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Holder, the Company may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency or to make any change that does not adversely affect the rights of any Holder.

         14.     Defaults and Remedies.

                 Under the Indenture, Events of Default include (1) default for 30 days in payment of interest on the Securities; (2) default in payment of principal or premium, if any, on the Securities; (3) failure by the Company for 30 days after notice to it to comply with any of its other agreements in the Indenture or the Securities; (4) acceleration of any Indebtedness (as defined in the Indenture) of the Company or any Subsidiary (as defined in the Indenture) in the aggregate principal amount of $10,000,000 or more, unless, within 30 days of such acceleration, the default with respect to such Indebtedness has been cured or waived, or any acceleration with respect thereto has been rescinded or annulled, or such Indebtedness has been discharged; (5) entry of a judgment or judgments against the Company, either individually or in the aggregate, in excess of $10,000,000, if such judgment or judgments remain undischarged and unbonded for a period of sixty consecutive days after the date on which the right of appeal has expired, and an enforcement proceeding is commenced by any creditor; and (6) certain events of bankruptcy, insolvency or reorganization. If an Event of Default occurs and is continuing, the Trustee, by notice to the Company, or the holders of at least 35% in principal amount of the Securities, by notice to the Company and the Trustee, may declare all the Securities to be due and payable immediately, subject to certain limitations. Security Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it





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before it enforces the Indenture or the Securities.  Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power and may rescind an acceleration in certain circumstances. The Company must furnish an annual compliance certificate to the Trustee.

         15.     Trustee Dealings with Company.

                 The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates (as defined in the Indenture), and may otherwise deal with the Company or its Affiliates (as defined in the Indenture), as if it were not the Trustee.

         16.     No Recourse Against Others.

                 A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         17.     Authentication.

                 This Security shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Security.

         18.     Governing Law.

                 THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

         19.     Abbreviations.

                 Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (== tenants in common), TEN ENT (== tenants by the entireties), JT TEN (==joint tenants with right of survivorship and not as tenants in common), CUST (== Custodian), and U/G/M/A (== Uniform Gifts to Minors Act).

                 The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                          Corporate Secretary
                          Carolco Pictures Inc.
                          8800 Sunset Boulevard
                          Los Angeles, California 90069





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                                ASSIGNMENT FORM



To assign this Security, fill in the form below:

(I) or (We) assign and transfer this Security to

___________________________________________

(Insert assignee's soc. sec. or tax ID no.)

__________________________________________________________
         (insert assignee's soc. sec. or I.D. no.)

__________________________________________________________

__________________________________________________________

__________________________________________________________

__________________________________________________________
   (print or type assignee's name, address and zip code)


and irrevocably appoint __________________________________

_________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


__________________________________________________________


Your Signature: __________________________________________
                  (Sign exactly as your name appears on
                  the other side of this Security)


Date:___________________





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                               CONVERSION NOTICE



To convert this Security into Common Stock of the Company, check the box:

                                     ______


To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

                                 $____________


If you want the stock certificate made out in another person's name, fill in the form below:

                                 _____________

(Insert other person's soc. sec. or tax ID number)

__________________________________________________________

__________________________________________________________

__________________________________________________________

__________________________________________________________
(Print or type other person's name, address and zip code)

- ------------------------------------------------------------------------------

Date: ______________                      Your Signature: ____________________


- --------------------------------------------------------------------------------
(Sign exactly as your name appears on the other side of this Security)





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                         CERTIFICATE OF AUTHENTICATION

         This Security is one of the Securities referred to in the within-mentioned Indenture.

                                          AMERICAN STOCK TRANSFER & TRUST
                                          COMPANY, as Trustee


                                          By    /s/  HERBERT J. LEMMER
                                             -----------------------------
                                                    Authorized Officer